EXHIBIT 3.1
                                                                -----------

                          CERTIFICATE OF INCORPORATION
                                       OF
                            THE THORSDEN GROUP, LTD.
                            (a Delaware corporation)


         The undersigned, in order to form a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST:  The name of the Corporation is The Thorsden Group, Ltd.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc. 32 Loockerman Square, Suite L-100, In the City of Dover, County of Kent 19901. The name of its registered agent at the address is The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of an classes which the Corporation is authorized to have outstanding is Twenty One Million (21,000,000) shares of which stock Twenty Million (20,000,000) shares in the par value of $.00l each, amounting in the aggregate of Twenty Thousand Dollars ($20,000) shall be common stock and of which One Million (1,000,000) shares in the par value of $.001 each, amounting in the aggregate to One Thousand Dollars ($1,000) shall be preferred stock. The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dams, and the relative rights of priority. if any, of payment of dividends on shares of that series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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

        (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

        (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption rates;

        (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

        (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

        (h)     Any other relative  rights,  preferences and limitations of that
                series,   unless  otherwise   provided  by  the  certificate  of
                determination.


        FIFTH_: Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the corporation shall otherwise provide. The number of directors of the corporation which shall constitute the whole board of directors shall be such as from time to time shall be fixed by or in the manner provided in the bylaws.

        SIXTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the corporation.

        SEVENTH: A director of the corporation shall not be personally liable for monetary damages to the corporation or its stockholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the. director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit

        EIGHTH: A director or officer of the corporation shall not be disqualified by his or her office from dealing or contracting with the corporation as a vendor, purchaser, employee. agent or otherwise. No transaction, contract or act of the corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer of the Corporation is a member of any firm, a stockholder, director or officer of any corporation or trustee or beneficiary of any trust that is in any way interested in such transaction, contract or act. No director or officer shall be accountable or responsible to the corporation for or in respect to any transaction, contract or act of the corporation or for any gain or profit directly or indirectly realized by him or her by reason of the fact that he or she or any firm in which be or she is a member or any corporation of which he or she is a stockholder, director, or officer, or any trust of which he or she is a trustee, or beneficiary, is interest in such transaction, contract or act; provided the fact that such director or officer or such firm, corporation, trustee or beneficiary of such trust, is so interest shall have been disclosed or shall have been known to the members of the board of directors as shall be present at any meeting at which action upon such contract, transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or take action in respect to any such contract, transaction or act, and may vote thereat to authorize, ratify or approve any such contract, transaction or act, and any officer of the corporation may take any action within the scope of his or her authority, respecting such contract, transaction or act with like force and effect as if he or she or any firm of which be or she is a member, or any corporation of which be or she is a stockholder, director or officer, or any trust of which he or she is a trustee or beneficiary, were not interested in such transaction, contract or act Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause or proceeding, the question of whether a director or officer of the corporation has acted in good faith is material, and notwithstanding any statue or rule of law or equity to the contrary (if any there be) his or her good faith shall be presumed in the absence of proof to the contrary by clear and convincing evidence.

         NINTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors of class of creditors, and/or the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

        TENTH: The corporation reserves the right to amend and repeal any provision contained in this certificate of incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

        ELEVENTH: The incorporator is Jehu Hand whose mailing address is 29691 Monarch Drive, San Juan Capistrano California 92675.

        I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereunto set my hand this 3rd day of June, 1992.


                                                    /s/  Jehu Hand
                                                    --------------------------
                                                    Jehu Hand, Incorporator

                 CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                         OFFICE AND OF REGISTERED AGENT

                                       OF

                            THE THORSDEN GROUP, LTD.



         Adopted in accordance with the Provisions of Section 133 of the General Corporation Law of the State of Delaware.

                 It is hereby certified that:

                 FIRST:        The name of the corporation is:

                                             THE THORSDEN GROUP, LTD.

                 SECOND:       The registered  office of the corporation  within
the state of Delaware is hereby changed to 3640-A Concord Pike, in the City of Wilmington, County of Newcastle, 19803.

                 THIRD:        The registered  agent of the  corporation  within
the State of Delaware is hereby changed to WXYZ, Inc., the business office of which is identical with the registered office as hereby changed.

                 FOURTH:       The   corporation   has  authorized  the  changes
hereinabove set forth by resolution of its Board of Directors.

                 IN WITNESS WHEREOF, we have signed this Certificate this 27th day of November, 1995.


                                                         /s/ Jehu Hand
                                                         -----------------------
                                                         President


                                                         /s/ Kimberly Peterson
                                                         -----------------------
                                                         Assistant Secretary

                    CERTIFICATE OF RESTORATION AND REVIVAL OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            THE THORSDEN GROUP, LTD.

                          The  Thorsden  Group,  Ltd.  (hereinafter  called  the
                  "Corporation"), a corporation organized under the laws of Delaware, the Certificate of Incorporation which was voided for non-payment of taxes, now desires to procure u restoration, renewal and revival of its Certificate of Incorporation, and hereby certifies as follows;

                          1. The name of the  Corporation is The Thorsden Group,
                  Ltd.

                          2. The  address  of the  corporation  in the  State of
                  Delaware and the name of the registered agent at such address are as follows: National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901, County of Kent.

                          3. The date of filing the corporation's original Certificate of Incorporation in the State of Delaware was on June 11 , 1992.

                          4. The  corporation  hereby procures a restoration and
                  revival of its certificate of incorporation, which became inoperative by law of March 1, 1997, pursuant to the General Corporation Law of the State of Delaware.

                          5. The certificate of incorporation of the corporation, which provides for stud will continue to provide thy, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of Slate of the State of Delaware, be restored and revived and shall become fully operative on February 28, 1997.

                          6. This  Certificate of Restoration and Revival of the
                  Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

                  Executed on this 8th day of October, 1997.


                                                    /s/  Jehu Hand
                                                    ----------------------------
                                                    Jehu Hand
                                                    President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            THE THORSDEN GROUP. LTD.

The Thorsden Group, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERT1FY:

FIRST: That pursuant to the recommendation of the Board of Directors of the Company, the following resolution amending the Certificate of Incorporation of the Company has been adopted by the vote of stockholders of the Company holding a majority of the outstanding stock entitled to vote thereon. The resolutions setting forth the amendment are as follows:

              RESOLVED, that the Company's Certificate of Incorporation be amended to authorize and provide for an increase in the authorized capital of the Company as more fully set forth herein.

              FURTHER RESOLVED, the form of the Amendment to the Certificate of Incorporation of the Company (the "Amendment") attached hereto as Exhibit A is hereby adopted and approved. Pursuant to the Amendment, Article "FOURTH" of the Company's Certificate of Incorporation wilt be amended to provide that the authorized capital of the Company will con1sist of 50,000,000 shares of common stock, par value $001 per share, and 10,000,000 shares of Preferred Stock, par value $00.1 per share, and that the Board of Directors of the Company shall have authority to create by resolution of the directors the powers, designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions of any such series, to issue shares of one or more series of Preferred Stock of the Company, and to designate the relative rights and preferences of any such series.

 SECOND: That these resolutions have been adopted by written consent of stockholders holding a majority of the outstanding stock entitled to vote thereon in accordance with Section 225 of the General Corporation Law of the State of Delaware.

 THIRD; That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, the undersigned hereby affirms, under penalties of perjury, that the foregoing Instrument is the act and deed of the Company and that the facts stated therein are true. Dated this 7th day of May, 1998.


                                           The Thorsden Group, Ltd.

                                           By:  /s/ John Blumenthal
                                           -------------------------------------
                                           Title: President
                                                  John Blumenthal

                                   EXHIBIT "A"

                         Written Consent of Stockholders
                                       of
                            The Thorsden Group, Ltd.
                               in Lieu of Meeting

          The undersigned do hereby take the following actions and adopt the following resolutions in accordance with Section 228 (a) of the general corporation of the State of Delaware.

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company to increase the number of authorized shares of both Common and Preferred Stock of the Corporation.

         RESOLVED, that the Company's Certificate of Incorporation be amended to increase the authorized stock of the Company as more fully set forth herein.

         FURTHER RESOLVED, the form of the Amendment to the Certificate of Incorporation of the Company (the "Amendment") attached hereto as Exhibit A is hereby adopted and approved. Pursuant to the Amendment, Article "FOURTH" of the Company's Certificate of Incorporation will be amended to provide that the authorized capital of the Company will consist of 50,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.OO1 per share, and that the Board of Directors of the Company shall have authority to create by powers, designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions of any such series and issue shares of one or more series of Preferred Stock of the Company and to designate the relative rights of preferences of any such series.

         FURTHER RESOLVED, that the actions of the officers and the Directors of the Company heretofore taken in connection with the Amendment to the Certificate of Incorporation of the Company be, and that the same hereby is, ratified and approved in all respects.

         FURTHER RESOLVED, that the Directors of the Company be and they are hereby authorized and directed to take any such action as may be deemed necessary and advisable in order to carry out the purpose and intent of the foregoing resolutions.


        [THE FOLLOWING PAGE CONTAINS THE SIGNATURES OF THE SHAREHOLDERS.]

                  IN WITNESS WHEREOF, the undersigned stockholders have caused this Consent to be executed as of the 15th day of January, 1998.

                  The undersigned understands and agrees that the foregoing consent resolutions shall not become effective until 20 days after the Company mails to all shareholders of the Company an Information Statement pursuant to the rules and regulations of the Securities and Exchange Commission.


               John Zollinger                       /s/ John Zollinger
                                                    -------------------------


               Gary Wright                         /s/ Gary Wright
                                                   --------------------------


               John Blumenthal                     /s/ John Blumenthal
                                                   --------------------------


               David Valenti                       /s/  David Valenti
                                                   --------------------------


               Jeffrey Barlow                      /s/  Jeffrey Barlow
                                                   --------------------------


               Marty Alfred                        /s/  Marty Alfred
                                                   --------------------------


               Stephen Russell                     /s/  Stephen Russell
                                                   --------------------------


               Timothy Kapp                        /s/  Timothy Kapp
                                                   --------------------------

               Bruce Baird                         /s/  Bruce Baird
                                                   --------------------------

                            RESOLUTIONS OF DIRECTORS:
                          INCREASING AUTHORIZED CAPITAL

         THE BOARD OF DIRECTORS of The Thorsden Group, Ltd., a Delaware corporation, hereby adopts the following Resolutions on the l5th day of January, 1998:

         RESOLVED, that in the judgment of the Board of Directors of the Company, it is deemed advisable and in the best interests of the Company, subject to approval by the shareholders of the Company, to amend the Company's Certificate of Incorporation to increase the authorized capital of the Company.

         FURTHER RESOLVED, that the Board of Directors of the Company hereby ratifies, adopts and approves the form of Amendment to the Certificate of Incorporation of the Company (the "Amendment") attached to the Minutes of this meeting as Exhibit I, and hereby proposes that the Amendment be submitted to the shareholders of the Company for approval. Pursuant to the Amendment, Article "Fourth" of the Company's Certificate of Incorporation will be amended to provide that the authorized capital of the Company will consist of 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share, and that the Board of Directors of the Company shall have authority to create by resolution, one or more series of Preferred Stock of the Company and to designate the relative rights and preferences of any such series.

         FURTHER RESOLVED, that the form of Amendment be, and the same hereby is, adopted and approved in all respects, and that each of the executive officers the Company be, and they hereby are, authorized and directed to execute and deliver said document in substantially the form attached hereto, with such changes therein as such officers shall, upon advice of counsel, approve, which approval shall be conclusively evidenced by such officers' execution thereof.

         FURTHER RESOLVED, that the Amendment be presented to all shareholders of the Company for adoption, ratification and approval pursuant to written consent resolutions of the shareholders of the Company, to be delivered to shareholders of record of the Company as of January 31, 1998, together with an Information Statement and any and all other necessary documents as required by regulations promulgated by the Securities and Exchange Commission.

         FURTHER RESOLVED, that the Chairman, the President, any Vice-President and the Secretary of the Company be, and they hereby are, and each of them hereby is, authorized and directed to execute, deliver and file, on behalf of the Company, the Amendment.

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

 First: That at a meeting of the Board of Directors of The Thorsden Group, Ltd. (the "Corporation") resolutions were duly adopted setting forth a proposed amendment o the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting said amendment to the stockholders of the Corporation for consideration thereof.

The resolution setting forth the proposed amendment is as follows:

         Resolved, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

         The name of the Corporation is Sundog Technologies Inc.


Second: That thereafter, the holders of a majority of the outstanding stock of the Corporation, by written consent resolution pursuant to and in compliance with Section 228 of the General Corporation Law of the State of Delaware, approved, consented to, and adopted the amendment to the Certificate of Incorporation of the Corporation as set forth above.

Third: That the said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendment.


By: /s/ Stephen W. Russell
-------------------------------
NAME:   Stephen W. Russell
ITS:    President

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

         Sundog Technologies Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of shareholders. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall have the following additional language after subsection (h):

                        Each  two  (2)  shares  of  Common   Stock   issued  and
                outstanding as of 5:00 p.m. Eastern Time on December 15, 2000, (the "Change Time"), and each issued two (2) shares of Common Stock held by the Company on and as of the Change Time, shall be, on and as of the Change Time, combined into one share of Common Stock.

                        Each  certificate  representing  shares of Common  Stock
                that is issued and outstanding, or issued and held by the Company, immediately prior to the Change Time, shall thereafter for all purposes be deemed to represent one share of the corresponding class of Common Stock for each two (2) shares of Common Stock represented by such certificate; and each holder of record of a certificate for two (2) or more shares of Common Stock as of the Change Time shall be entitled to receive, as soon as practicable, and upon surrender of' each certificate to the officer or agent having charge of the stock transfer books of the Company, a certificate or certificates representing one share of Common Stock for each two (2) shares of Common Stock represented by the certificate of such holder immediately prior to the Change Time. No fractional shares of Common Stock or script will be issued in connection with the foregoing. Holders of the Common Stock who would otherwise be entitled to a fractional share will receive the next largest whole number of shares of Common Stock. The shares of Common Stock represented by certificates issued pursuant to this paragraph shall be validly issued, fully paid and nonassessable.

        SECOND: That thereafter, the annual meeting of the Company was duly called and held upon on November 16, 2000 at 10;0O am. (the "Annual Meeting"), at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of the amendment.

         IN  WITNESS  WHEREOF,   Sundog  Technologies.   Inc.  has  caused  this
certificate to be signed by Alan Rudd, an Authorized Officer, this 21st day of November, 2000.


                                           BY:   /s/ Alan Rudd
                                                 ----------------------------
                                                    Alan Rudd, President

                           CERTIFICATE OF DESIGNATION
                    AMENDING THE CERTIFICATE OF INCORPORATION
                                       OF
                            SUNDOG TECHNOLOGIES INC.
                                  ESTABLISHING
                            SERIES A PREFERRED SHARES


1. The name of the Corporation is Sundog Technologies Inc.

2. Article Four of the Corporation's Certificate of Incorporation is amended to add a new Section D, which shall read in its entirety as follows:

         D. Series A Preferred Stock.

         (1) Designation and Amount. The shares of such series shall be designated as "Series A Preferred Shares" and the number of shares constituting such series shall be 500,000.

         (2) Dividends and Distributions.

                  (i) The holders of shares of Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the purpose, dividends in an amount per share equal to 100 (the "Adjustment Number") multiplied by the aggregate per share amount of all cash dividends, and the Adjustment Number multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the "Common Stock") after the first issuance of any share or fraction of a share of Series A Preferred Shares.

                  (ii) The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in subparagraph
                  2(i) at the same time that it declares a dividend or distribution on the Common Stock (other than a dividend payable in Common Stock).

                  (iii) Dividends shall not be cumulative. Unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such Series A Preferred Shares at the time outstanding.

         (3) Voting Rights. The holders of Series A Preferred Shares shall have the following voting rights:

                  (i) Each Series A Preferred Share shall entitle the holder thereof to the number of votes equal to the Adjustment Number then in effect on all matters submitted to a vote of the shareholders of the Corporation.

                  (ii) Except as otherwise provided herein or by law, the holders of Series A Preferred Shares and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         (4)      Certain Restrictions.

                  (i) Whenever dividends or distributions payable on the Series A Preferred Shares as provided in subparagraph 2 have not been declared or paid for any fiscal year, until all such dividends and distributions for such fiscal year on Series A Preferred Shares outstanding shall have been declared and paid in full, the Corporation shall not in such fiscal year:

                           (a) declare or pay dividends on or make any other distributions on any shares of stock ranking junior or on a parity (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares except dividends paid ratably on the Series A Preferred Shares and all such parity stock on which dividends are payable in proportion to the total amounts to which the holders of all such shares are then entitled and, dividends or distributions payable in Common Stock;

                           (b) purchase or otherwise acquire for consideration any Series A Preferred Shares or any shares of stock ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph 4(i), purchase or otherwise acquire such shares at such time and in such manner.

         (5) Restriction on Issuance of Shares; Reacquired Shares. The Corporation shall not issue any Series A Preferred Shares except upon exercise of rights (the "Rights") issued pursuant to the Rights Agreement dated as of December 22, 2000, between the Corporation and Atlas Stock Transfer Corporation, (the "Rights Agreement"), a copy of which is on file with the secretary of the Corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever may be restored to the status of authorized but unissued shares after the acquisition thereof. All such shares shall upon any such restoration become authorized but unissued shares of Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         (6) Liquidation, Dissolution or Winding Up.

                  (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series A Preferred Shares unless, prior thereto, the holders of shares of Series A Preferred Shares shall have received the Adjustment Number multiplied by the per share amount to be distributed to holders of Common Stock, plus an amount equal to declared and unpaid dividends and distributions thereon to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Shares.

                  (ii)  In the  event  that  there  are  not  sufficient  assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Shares, if any, which rank senior to or on a parity with the Series A Preferred Shares, then assets shall be distributed first to holders of any series of Preferred Shares ranking senior to the Series A Preferred Shares to the extent of their liquidation preferences and such remaining assets shall be distributed ratably to the holders of Series A Preferred Shares and such parity shares in proportion to their respective liquidation preferences.

         (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

         (8) Anti-Dilution Adjustments to Adjustment Number. In the event the Corporation shall at any time after January 31, 2001 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
         (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number for all purposes of this Article 2 shall be adjusted by multiplying the Adjustment
         Number then in effect by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time after the Rights Declaration Date, fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the then Current Per Share Market Price of the Common Stock (as defined in Section 11(d) of the Rights Agreement) on such record date, then in each such case the Adjustment Number for all purposes of this Article 2 shall be adjusted by multiplying the Adjustment Number then in effect by, a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price (as defined in Section 11(d) of the Rights Agreement). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors. Common Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights, options or warrants are not so issued, the Adjustment Number shall be readjusted as if such record date had not been fixed; and to the extent such rights, options or warrants are issued but not exercised prior to their expiration, the Adjustment Number shall be readjusted to be the number which would have resulted from the adjustment provided for in this paragraph 8 if only the rights, options or warrants that were exercised had been issued.

         (9) No Redemption. The Series A Preferred Shares shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence, the Corporation may acquire Series A Preferred Shares in any other manner permitted by law.

         (10) Amendment. Subsequent to the Distribution Date (as defined in the Rights Agreement) these Certificate of Incorporation shall not be further amended in any manner which would materially alter or change the preferences, limitations and relative rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding Series A Preferred shares, voting separately as a class.

         (11) Fractional Shares. Series A Preferred Shares may be issued in fractions of a share in integral multiples of one one-hundredth of a share, which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

3. The amendment was adopted by the board of directors on December 20, 2000.

4. Shareholder action was not required to adopt the amendment. The amendment was adopted by the board of directors without shareholder action.

5. Person to contact about this filing:

         Bryan Allen
                  Stoel Rives LLP
         201 South Main Street, Suite 1100
         Salt Lake City, Utah 84111
         (801) 578-6908

         Dated: December 20, 2000

                                      Sundog Technologies Inc.


                                      By: /s/ Stephen L Russo
                                         -------------------------------
                                      Name:   Stephen L. Russo
                                      Title:  Chief Financial Officer

                       Certificate and Articles of Merger
                                       of
                               Arkona, Inc. (Utah)
                                  With and Into
                       Sundog Technologies Inc. (Delaware)

              Adopted pursuant to Section 252, General Corporation
                          Law of the State of Delaware

Sundog Technologies Inc., a Delaware corporation ("Sundog"), does hereby certify as follows:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                  ----------------------------- ---------------------------
                  Name                          State of Incorporation
                  ----------------------------- ---------------------------
                  Sundog Technologies Inc.      Delaware
                  ----------------------------- ---------------------------
                  Arkona, Inc.                  Utah
                  ----------------------------- ---------------------------

         SECOND: That an Agreement and Plan of Merger (the "Merger Agreement") dated January 5, 2001, by and between Sundog and Arkona, Inc., a Utah corporation ("Arkona"),setting forth the terms and conditions of the merger of Arkona with and into Sundog (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations, in accordance with Section 252 of the General Corporation Law of the State of Delaware (the "Delaware Law") and the Utah Revised Business Corporations Act (the "Utah Law").

         THIRD: That upon the acceptance of this Certificate of Merger by the Secretary of State of the State of Delaware and the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Effective Time"), Arkona shall be merged with and into Sundog, the separate corporate existence of Arkona shall cease and Sundog shall continue as the surviving corporation with the name "Sundog Technologies Inc." (as the surviving corporation, the "Surviving Corporation").

         FOURTH: That, at the Effective Time, the effect of the Merger shall be as provided in the Merger Agreement and the applicable provisions of the Utah Law and the Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Arkona and Sundog shall vest in the Surviving Corporation, and all debts, liabilities and duties of Arkona and Sundog shall become the debts, liabilities and duties of the Surviving Corporation.

         FIFTH: That, at the Effective Time, the Certificate of Incorporation of Sundog, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation. The Bylaws of Sundog, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         SIXTH: That, at the Effective Time, the directors of Sundog immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of Sundog immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

         SEVENTH: That the mode of carrying the Merger into effect and the manner and basis of converting the shares of stock of the constituent corporations into shares of stock of the Surviving Corporation shall be as follows:

                  (a) Each share of common stock, no par value, of Arkona ("Arkona Common Stock") shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor; and

                  (b) Each share of common stock, $.001 par value, of Sundog ("Sundog Common Stock"), which shall be issued and outstanding at the Effective Time shall become one fully paid and non-assessable share of common stock, $.001, of the Surviving Corporation.

         EIGHTH: That the number of authorized shares of Sundog Common Stock is 50,000,000, $.001 par value.

         NINTH: Copies of the executed Agreement and Plan of Merger setting forth the terms and conditions of the merger of Arkona with and into Sundog are on file at the offices of Sundog, 10542 S. Jordan Gateway, Suite 200, South Jordan, Utah 84095. Copies will be made available to any shareholder of Sundog or Arkona on request without cost.

         TENTH: That on January 5, 2001, the shareholders of Arkona approved the Merger and the number of holders of shares of Arkona Common Stock, their voting rights, and their votes with regard to the Merger Agreement and Merger are as follows:

         As of the applicable record date, of the 50,000 authorized shares of common stock, no par value, of Arkona, there were 50,000 shares outstanding and entitled to vote on the Merger separately as a class. Each share of Arkona Common Stock was entitled to one vote. Of such shares, 50,000 were voted in favor of the Merger and Merger Agreement and 0 were voted against.

         ELEVENTH: That approval by the holders of Sundog Common Stock was not required.

         TWELFTH: That the address of the principal office of the Surviving Corporation is 10542 South Jordan Gateway, Suite 200, South Jordan, UT 84095.


                            [Signature Page Follows]

         IN  WITNESS  WHEREOF,   the  Surviving   Corporation  has  caused  this
Certificate of Merger to be executed in its corporate name on the 5th day of January, 2001.


                                                     Sundog Technologies Inc.,
                                                     a Delaware Corporation

                                                     By: Alan Rudd
                                                     ---------------------------
                                                         Alan Rudd, President

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

         Sundog Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next special meeting of shareholders. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by deleting the Article thereof numbered "First" in its entirety and replacing it with the following.

         FIRST: The name of the Company is Arkona, Inc.

         SECOND: That thereafter, the Special meeting of the Company was duly called and held upon on February 22, 2001 at 10:00 a.m. (the "Special Meeting"), at which Special Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of the amendment.

         FIFTH: That the amendment set forth in this Certificate of Amendment shall be effective as of the later of (a) the date this amendment is filed by the Secretary of State of the State of Delaware, and (b) February 28, 2001.

         IN  WITNESS  WHEREOF,   Sundog  Technologies,   Inc.  has  caused  this
certificate to be signed by Alan Rudd, an Authorized Officer, this 22nd day of February, 2001.


                                    BY:   /s/  Stephen L. Russo
                                        ----------------------------------------
                                               Stephen L. Russo, Secretary

                           CERTIFICATE OF DESIGNATION
                    AMENDING THE CERTIFICATE OF INCORPORATION
                                       OF
                                  ARKONA, INC.
                                       TO
                AMEND THE RIGHTS OF THE SERIES A PREFERRED SHARES
                                       AND
                 ESTABLISH SERIES B CONVERTIBLE PREFERRED SHARES


         Arkona, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A.       Amendment of Series A Preferred Shares

         1. No Series A Preferred Shares have been issued, and the "Distribution
Date"   identified  in  Article  Four,   Section  D  of  the   Certification  of
Incorporation of the Corporation, as amended to date, has not occurred.

         2. The designation of the Series A Preferred Shares shall not be changed hereby.

         3. The following resolution has been duly adopted by the Board of Directors of the Corporation:

                  RESOLVED: That pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, the following Section 12 shall be added to Article Four, Section D of the Corporation's Certificate of
                  Incorporation:

                  12. Subordination to Series B Convertible Preferred. Notwithstanding anything in the Certificate of Incorporation, or any amendment thereto, to the contrary, the dividend and distribution rights of the Series A Preferred Shares set forth in Article Four, Section D of the Corporation's Certificate of Incorporation, as amended (including Sections (2) and (4) thereof), shall be junior and subordinate to the distribution and dividend rights of the Series B Convertible Preferred. Notwithstanding anything in the Certificate of Incorporation, or any amendment thereto, to the contrary, the liquidation, dissolution, winding up and related rights of the Series A Preferred Shares set forth in Article Four, Section D of the Corporation's Certificate of Incorporation, as amended (including Section (6) thereof), shall be junior and subordinate to the liquidation, dissolution, winding up and related rights of the Series B Convertible Preferred.

B. Creation of Series B Convertible Preferred. The following resolution has been duly adopted by the Board of Directors of the Corporation:

                  RESOLVED: That pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the
                  Corporation, the Certificate of Incorporation of the Corporation is hereby amended to create and establish a new series of preferred stock, par value $.001 per share, of the Corporation, and the amount thereof and the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series are hereby fixed as follows (which shall be set forth in a new Section E of Article 4 of the Certificate of Incorporation):

1. Designation and Amount. The shares of such series shall be designated as Series B Convertible Preferred Stock (hereinafter, the "Series B Convertible Preferred"). The number of shares constituting such series shall be One Million (1,000,000).

2. Dividend Provisions. The Corporation shall not declare or pay any distributions on shares of Common Stock or on the Series A Preferred Shares, until the holders of the Series B Convertible Preferred then outstanding shall have first received, or simultaneously receive, out of any assets legally available therefor a distribution on each outstanding share of Series B Convertible Preferred in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series B Convertible Preferred is then convertible. Such dividends shall not be cumulative.

3.       Liquidation Preference.

         a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of the Series B Convertible Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock or Series A Preferred Shares by reason of their ownership thereof, an amount per share equal to $1.00 for each outstanding share of the Series B Convertible Preferred, plus declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Convertible Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Convertible Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection (a).

         b) Upon completion of the distribution required by subsection (a) of this Section 3, all of the remaining assets of this Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock, Series A Preferred Shares and any subsequently created class or series of capital stock as set forth in the Certificate of Incorporation and any amendments thereto.

         c)

                  (1) For purposes of this Section 3, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the Series B Convertible Preferred then outstanding shall determine otherwise), (A) a sale of all or substantially all of the assets of this Corporation, or (B) a merger to which this Corporation is a party or in which the Corporation issues shares or other consideration to a party to the merger; provided that any of the following transactions shall not be deemed a liquidation, dissolution or winding up of this Corporation: (i) a merger described in subsection (B) above, if immediately after such merger a majority of the voting power of the securities of the continuing or survivingentity, or any direct or indirect parent Corporation of of such continuing or surviving entity, will be owned by the persons who were this Corporation's shareholders immediately prior to such merger in substantially the same proportions as their ownership of the voting power of this Corporation's securities immediately prior to such merger; (ii) a transaction whose sole purpose is to change the state of this Corporation's incorporation; or (iii) a transaction whose sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who were this Corporation's shareholders immediately before such transaction. For purposes of the foregoing sentence, the term "merger" shall include a consolidation or other similar reorganization.

                  (2) In any of such events, if the consideration received by this Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                        Securities not subject to investment letter or other similar restrictions on free marketability covered by (b) below:

                             (i) If traded on a  securities  exchange or through
the Nasdaq National Market, Nasdaq SmallCap Market or the Nasdaq Bulletin Board Exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

                             (ii) If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                             (iii) If  there is no  active  public  market,  the
value shall be the fair market value thereof, as mutually determined by this Corporation and the holders of at least a majority of the voting power of all then outstanding shares of the Series B Convertible Preferred.

                        The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (a) (i), (ii) or (iii) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Series B Convertible Preferred.

                             (3)  In  the   event  the   requirements   of  this
subsection 3(c) are not complied with, this Corporation shall forthwith either:


                                  (a) cause such closing to be  postponed  until
such time as the requirements of Section 3 have been complied with; or

                                  (b) cancel  such  transaction,  in which event
the rights, preferences and privileges of the holders of the Series B Convertible Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 3(c)(4) hereof.

                             (4) This  Corporation  shall  give  each  holder of
record of the Series B Convertible Preferred written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and this Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this Corporation has given the first notice provided for herein or sooner than ten (10) days after this Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series B Convertible Preferred that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series B Convertible Preferred.

4. Redemption. The Corporation may, in its sole discretion, redeem, from any source of funds legally available therefore, the Series B Convertible Preferred beginning on June 30, 2008 and continuing at any time and from time to time thereafter (the date of any such redemption shall be referred to hereinafter as a "Redemption Date"). The Corporation shall effect such redemptions on the applicable Redemption Date by paying in cash in exchange for the shares of Series B Convertible Preferred to be redeemed a sum equal to $1.00 per share of Series B Convertible Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such shares (the "Redemption Price"). Any redemption effected pursuant to this Section 4 shall be made on a pro-rata basis among the holders of the Series B Convertible Preferred in proportion to the shares of Series B Convertible Preferred then held by them.

                   b) At least 15 but no more than 30 days prior to each Redemption Date written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Convertible
Preferred to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the Redemption Notice"). Except as provided in subsection 4(c), on or after the Redemption Date, each holder of Series B Convertible Preferred to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                   c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Convertible Preferred designated for redemption in the Redemption Notice as holders of Series B Convertible Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series B Convertible

Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series B Convertible Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series B Convertible Preferred. The shares of Series B Convertible Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Convertible Preferred, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed.

                   d) On or prior to each Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Series B Convertible Preferred designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust Corporation as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust Corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to subsection 4(b) above. As of the Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust Corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefore. Such instructions shall also provide that any monies deposited by the Corporation pursuant to this subsection 4(d) for the redemption of shares thereafter converted into shares of Common Stock pursuant to subsection 5 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any monies deposited by the Corporation pursuant to this subsection 4(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

5. Conversion. The holders of the Series B Convertible Preferred shall have conversion rights as follows (the "Conversion Rights"):

                   a) Right to Convert. Each share of Series B Convertible Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series B Convertible Preferred shall be $0.20; provided, however, that the Conversion Price for the Series B Convertible Preferred shall be subject to adjustment as set forth in subsection 5(c).

                   b) Mechanics of Conversion. Before any holder of Series B Convertible Preferred shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series B Convertible Preferred, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Convertible Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Convertible Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                   c) Conversion Price Adjustments of Series B Convertible Preferred for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series B Convertible Preferred shall be subject to adjustment from time to time as follows:

                             (1) In the  event  this  Corporation  should at any
time or from time to time after the purchase date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Convertible Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                             (2)  If  the  number  of  shares  of  Common  Stock
outstanding at any time after the purchase date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Convertible Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                   d) Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 5(c)(1), then, in each such case for the purpose of this subsection 5(d), the holders of the Series B Convertible Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Series B Convertible Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

                   e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or Section 3) provision shall be made so that the holders of the Series B Convertible Preferred shall thereafter be entitled to receive upon conversion of the Series B Convertible Preferred the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series B Convertible Preferred after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the applicable Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Convertible Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

                   f) No Impairment. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Convertible Preferred against impairment.

                   g) No Fractional Shares and Certificate as to Adjustments.

                             (1) No  fractional  shares shall be issued upon the
conversion of any share or shares of the Series B Convertible Preferred, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Convertible Preferred the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                             (2)  Upon  the  occurrence  of each  adjustment  or
readjustment of the Conversion Price of Series B Convertible Preferred pursuant to this Section 5, this Corporation, at its expense upon receipt of a written request of any holder of the Series B Convertible Preferred, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Convertible Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series B Convertible Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Series B Convertible Preferred at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series B Convertible Preferred.

                   h) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series B Convertible Preferred, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                   i) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Convertible Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Convertible Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Convertible Preferred, in addition to such other remedies as shall be available to the holder of such Series B Convertible Preferred, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Certificate of Incorporation.

                   j) Notices.  Any notice  required by the  provisions  of this
Section 5 to be given to the holders of shares of Series B Convertible Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

6. Voting Rights. The holder of each share of Series B Convertible Preferred shall have the right to one vote for each share of share of Series B Convertible Preferred. The Series B Convertible Preferred shall vote together with the Common Stock as a single class, except where separate class or series voting is required by governing law.

7. Protective Provisions. So long as at least 100,000 shares of Series B Convertible Preferred are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Convertible Preferred (a) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Convertible Preferred; or (b) alter or change the rights, preferences or privileges of the shares of Series B Convertible Preferred so as to adversely affect such shares.

8. Status of Converted Stock. In the event any shares of Series B Convertible Preferred shall be converted pursuant to Section 5 hereof, the shares so converted shall be cancelled and shall not be issuable by this Corporation.

                                      * * *

C. Approval. The resolutions and amendments identified above were adopted by the board of directors with on June 12, 2003. Shareholder action was not required to adopt the amendment. The amendment was adopted by the board of directors without shareholder action.

D.       Contact Person. Person to contact about this filing:

         Bryan Allen
         Stoel Rives LLP
         201 South Main Street, Suite 1100
         Salt Lake City, Utah 84111
         (801) 578-6908


         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Chief Executive Officer and attested by its Secretary as of this 16th day of June, 2003.


                               ARKONA, INC.



                               By:  /s/ Alan Rudd
                                   ----------------------------------------
                                        Alan Rudd, Chief Executive Officer





         ATTEST:

         /s/ Steve Russo
         --------------------------
         Steven Russo, Secretary